RITA Medical Systems

NASDAQ: RITA

Q2 2005 Conference Call

Presented by:
Joseph DeVivo, President & CEO

Safe Harbor

Except for historical information discussed, the statements made today are forward-looking statements that involve risks and uncertainties, including risks associated with the Company's financial performance, long-term data, the success of the Company's integration with Horizon, the Company's ability to achieve its sales revenue goals, the Company's ability to obtain a working capital line of credit, the Company's receipt of regulatory approval, the Company's ability to achieve and sustain profitability and the rate of growth of the Company's international sales and sales of specific product lines, plans to extend its technology to applications beyond the liver and bone and the introduction of new products, among others. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. These forward-looking statements speak only as of this date. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. Please refer to our SEC filings for a description of some of the factors that may affect the accuracy of such forward-looking statements.

Conference Call Schedule

- Joseph DeVivo, President and CEO
- Rich DeYoung, Senior Director, Finance

Joseph M. DeVivo

President & Chief Executive Officer

Integration Completion


7/29
Close of Merger
Q4
Transfer of Customer Service and Distribution to GA
Q2 '05
Manufacturing Transfer
8/04
9/04
10/04
11/04
12/04
1/05
2/05
3/05
4/05
5/05
6/05
Finished
8/9/04
Sales Integration
6/15/05
Close of Manufacturing In CA

Consecutive Quarterly Revenue Growth


12
11
10
9
8
7
6
5
4
*
$8.0 M
$11.0 M
$11.2 M
$12.0 M
Q3
Q4
Q1 2005
Q2

*RITA acquires Horizon Medical Products – July 29, 2004

Domestic RFA

New Business


$600,000
$400,000
$200,000
$0
$440,000
$483,000
$285,000
$382,000
Q3 2004
Q4 2004
Q1 2005
Q2 2005

Utilization


$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$2.215 M
$2.78 M
$3.226 M
$3.484 M
Q3 2004
Q4 2004
Q1 2005
Q2 2005

International RFA


*
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$760,376
$992,996
$926,843
$1,373,000
Q3 2004
Q4 2004
Q1 2005
Q2 2005

*Includes European Habib 4X Revenue

Domestic Specialty Access Catheters

Ports


$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$3,434,000
$4,098,000
$4,045,000
Q4 2004
Q1 2005
Q2 2005

Other SAC


$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$2,048,000
$1,914,000
$1,693,000
Q4 2004
Q1 2005
Q2 2005

RITA Medical Systems

International Specialty Access Catheters

Ports


$500,000
$400,000
$300,000
$200,000
$100,000
$0
$357,000
$425,100
$453,000
Q4 2004
Q1 2005
Q2 2005

Other SAC


$500,000
$400,000
$300,000
$200,000
$100,000
$0
$191,000
$225,400
$319,000
Q4 2004
Q1 2005
Q2 2005

Improving Gross Margins



70%
60%
50%
40%
30%
54%
57%
61%
Q4 2004
Q1 2005
Q2 2005

**Pro forma adjusted full quarter gross margins for combined RITA/HMP*

Product Launches

Research and Development



Vortex EZ and EZ Max

Worldwide (July 2005)



StarBurst™ Talon

Worldwide (April 2005)

Acquisition



Habib™ 4X

Europe only (June 2005)

Future Market Opportunity

- Breast Ablation Opportunity
  - Approx. 175,000 applicable lumpectomies per year.
  - Approx. 30-40% re-excision rate
  - Approx. 80% re-excision due to local recurrence
- If lumpectomy could be followed with a simple procedure to destroy straggler cancer cells, we believe it could reduce re-excision rates and possibly obviate the need for radiation for some patients.

RFA-Assisted Lumpectomy Device



This product not yet approved for sale in the United States

Debt Restructuring

- $9.7 million private placement of senior subordinated convertible notes
- 6.5% interest rate, 3-year notes
- $4.03 conversion price, 17% premium over 30 day moving average
- Conversion price of notes can only be adjusted through stock split, dividend payment, or other similar event
- $0.6 million approximate annual interest savings
- Negotiating up to $10 million working capital line of credit
- Proceeds will be used to retire $9.7 million in existing debt

Rich DeYoung

Senior Director, Finance

Q2 2005 GAAP Statement of Operations

	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	March 31, 2005	June 30, 2005
Sales	$ 4,659	$ 7,951	$ 10,961	$ 11,205	$ 11,955
Segment Information:					
United States	$ 3,723	$ 6,662	$ 9,077	$ 9,523	$ 9,604
International	$ 936	$ 1,129	$ 1,540	$ 1,573	$ 2,145
Other Revenue		$ 160	$ 344	$ 109	$ 206
United States Sources of Revenue					
New Customer Revenue	$ 428	$ 446	$ 815	$ 285	$ 382
Utilization Revenue	$ 3,295	$ 2,215	$ 2,780	$ 3,226	$ 3,484
Ports		$ 2,534	$ 3,434	$ 4,098	$ 4,045
Other Specialty Access Catheters		$ 1,467	$ 2,048	$ 1,914	$ 1,693
Cost of goods sold	1,670	2,821	5,094	4,805	4,623
Gross profit	2,989	5,130	5,867	6,400	7,332
Gross Profit Margin	64%	65%	54%	57%	61%
Operating expenses:					
Research and development	981	928	1,035	1,039	999
Selling, general and administrative	4,018	6,139	6,114	6,768	7,415
Restructuring charges	-	1,089	220	60	-
Total operating expenses	4,999	8,156	7,369	7,867	8,414
Loss from operations	(2,010)	(3,026)	(1,502)	(1,467)	(1,082)
Depreciation and amortization					
Interest income and other expense, net	7	(232)	(370)	(222)	(305)
Net loss	$ (2,003)	$ (3,258)	$ (1,872)	$ (1,689)	$ (1,387)
Net loss per share, basic and diluted	$ (0.11)	$ (0.10)	$ (0.05)	$ (0.04)	$ (0.03)
Shares used in computing net loss per share, basic and diluted	18,025	31,079	38,574	41,457	41,548

One Time Expenses

• Integration	$262,000
• SOX/Professional Services	$500,000
• CFO Transition	$200,000

Balance Sheet

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2005	December 31, 2004
Assets		
Current assets:		
Cash and cash equivalents	$ 4,262	$ 12,978
Marketable securities	-	880
Accounts and note receivable, net	6,952	6,410
Inventories	7,774	7,126
Prepaid assets and other current assets	976	792
Total current assets	19,964	28,186
Long term note receivable, net	133	177
Property and equipment, net	1,821	1,966
Goodwill	91,339	91,339
Intangible assets	30,142	30,600
Other assets	149	41
Total assets	$ 143,548	$ 152,309
Liabilities and stockholders' equity		
Accounts payable and accrued liabilities	$ 7,161	$ 6,731
Current portion of long term debt	601	7,200
Total current liabilities	7,762	13,931
Long term liabilities	9,459	9,722
Stockholders' equity	126,327	128,656
Total liabilities and stockholders' equity	$ 143,548	$ 152,309

Second Half 2005 Initiatives

- Successful roll out of the Vortex EZ and EZ Max
- FDA approval of the Habib 4X and U.S. launch
- Pursue RFA-Assisted Lumpectomy opportunity
- Profitability in second half of 2005

Q3 2005 Guidance

Factors:

- Continued U.S. momentum
- Seasonal European slow-down

Guidance:

	3Q 2005
Revenue	$12.0M - 12.3M
Gross Margin	61% - 63%
EPS	($0.02) - Breakeven

Potential Upside: Timing of U.S. FDA Habib 4X approval